EXHIBIT 4.1(e)

                      CERTIFICATE OF CHANGE OF LOCATION OF

                         REGISTERED OFFICE AND OF AGENT

                                       OF

                                 METRO-TEL CORP.
               --------------------------------------------------
                    Adopted in accordance with the Provisions
                    of Section 133 of the General Corporation
                          Law of the State of Delaware.
               --------------------------------------------------

         It is hereby certified that:

                  I.  The name of the corporation is Metro-Tel Corp.


                  II. The registered office of the corporation within the state of Delaware is hereby changed to 229 South State Street, in the City of Dover, County of Kent, 19901.

                  III. The Registered agent of the corporation within the state of Delaware is hereby changed to United States Corporation Company, the business office of which is identical with the registered office as hereby changed.

                  IV. The corporation has authorized the changes hereinabove set forth by resolution of its Board of Directors.

         IN WITNESS WHEREOF, we have signed this certificate this 29th day of December 1986.

                                            /s/ Venerando J. Indelicato
                                            ------------------------------------
                                            Venerando J. Indelicato,
                                            President

ATTEST:


/s/ Lloyd Frank
--------------------------
Lloyd Frank, Secretary